Exhibit 10.3
Execution Copy
CONTRIBUTION, CONVEYANCE
AND ASSUMPTION AGREEMENT
BY AND AMONG
EAGLE ROCK ENERGY PARTNERS, L.P.
EAGLE ROCK ENERGY G&P, LLC
EAGLE ROCK ENERGY GP, L.P.
EAGLE ROCK PIPELINE, L.P.
EAGLE ROCK PIPELINE GP, LLC
AND
EAGLE ROCK HOLDINGS, L.P.
EFFECTIVE AS OF
OCTOBER 27, 2006

CONTRIBUTION, CONVEYANCE
AND ASSUMPTION AGREEMENT
     This CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of October 27, 2006, is entered into by and among EAGLE ROCK ENERGY PARTNERS, L.P., a Delaware limited partnership (“MLP”), EAGLE ROCK ENERGY G&P, LLC, a Delaware limited liability company (“G&P”), EAGLE ROCK ENERGY GP, L.P., a Delaware limited partnership (“GP LP”), EAGLE ROCK PIPELINE, L.P., a Delaware limited partnership (“OLP”), EAGLE ROCK PIPELINE GP, LLC, a Delaware limited liability company (“OLP GP”), and EAGLE ROCK HOLDINGS, L.P., a Texas limited partnership (“Holdings”). The parties to this agreement are collectively referred to herein as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Section 1.1.
RECITALS
     WHEREAS, GP LP and Holdings have formed MLP, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by GP LP and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.
     WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, the following actions have been taken prior to the date hereof:
          1. G&P and Holdings formed GP LP, under the terms of the Delaware LP Act, to which G&P contributed $0.01 and Holdings contributed $999.99 in exchange for a 0.001% general partner interest and 99.999% limited partner interest, respectively.
          2. GP LP and Holdings formed MLP, under the terms of the Delaware LP Act, to which GP LP contributed $20.00 in exchange for a 2% general partner interest and Holdings contributed $980.00 in exchange for a 98% limited partner interest (the “Holdings Initial MLP Interest”).
          3. Each of G&P, OLP and OLP GP filed the necessary certificates and documents, under the terms of the applicable laws of the State of Texas and under the Delaware LP Act and the Delaware Limited Liability Company Act (the “Delaware LLC Act”), pursuant to which each of G&P, OLP and OLP GP were converted to entities organized under the State of Delaware.
          4. Certain private investors (the “March 2006 Private Investors”) contributed $98.3 million to OLP in exchange for 5,455,050 common units in OLP.
          5. Certain private investors, including Natural Gas Partners VII, L.P., (the “June 2006 Private Investors”) conveyed their ownership interests in Midstream Gas Services, L.P., a Delaware limited partnership (“MGS”), to OLP and Eagle Rock Energy Services, L.P. (“Services”) in exchange for an aggregate 1,125,416 common units in OLP and $4.47 million from Services, and MGS GP, L.L.C. sold its 1% general partner interest in MGS to Services in exchange for $0.25 million.
          6. Services distributed its 1% general partner interest in MGS to OLP GP, and OLP GP was admitted as the general partner of MGS.
          7. Eagle Rock Midstream Resources, L.P., a Texas limited partnership (“Midstream”), was dissolved and its member interest in G&P was distributed to OLP GP, and its 99% limited partner interest in each of Eagle Rock Gas Gathering & Processing, Ltd, a Texas limited partnership (“Gathering”) and Services was distributed to OLP.
          8. G&P distributed its 1% general partner interest in each of Gathering, Services, Eagle Rock Operating, L.P., a Texas limited partnership (“Operating”), and Eagle Rock Field Services, L.P., a Texas limited partnership (“Field Services”), to OLP GP, and OLP GP was admitted as the general partner of each of Gathering, Services, Operating and Field Services.
          9. OLP GP distributed its member interest in G&P to Holdings.
          10. MLP formed Heathrow Energy, LLC (“Heathrow”) under the terms of the Delaware LLC Act.
          11. Each of OLP, Gathering, Services, Operating and Field Services (through any intermediate entities) distributed their working capital assets consisting of cash and accounts receivable (the “Working Capital Assets”), estimated to be approximately $35.0 million, to Holdings, the March 2006 Private Investors and the June 2006 Private Investors in proportion to their interests in the OLP.
          12. OLP paid Holdings $7,008,825 to satisfy its obligation to pay distribution arrearages on the subordinated units and general partner units in OLP owned by Holdings.
     WHEREAS, concurrently with the consummation of the transactions contemplated hereby (the “Closing”), each of the following matters shall occur:
          1. Holdings will contribute to GP LP a limited partner interest (the “Interest”) in OLP with a value equal to 2% of the equity value of MLP immediately after the Closing as a capital contribution (of which 0.001% of such conveyance will be made to GP LP on behalf of G&P).
          2. GP LP will convey the Interest to MLP in exchange for (a) a continuation of its 2% general partner interest, (b) the issuance to GP LP of the IDRs of MLP and (c) the right to receive $3,556,375 to reimburse it for certain capital expenditures (of which $95,302 is to pay distribution arrearages on the general partner units in OLP owned by OLP GP).
          3. Holdings will convey all of its member interest in OLP GP to MLP in exchange for (a) 413,830 Subordinated Units in MLP (representing a 1.0% interest), (b) 69,185 Common Units in MLP (representing a 0.2% interest) and (c) the right to receive $2,914,217 to reimburse Holdings for certain capital expenditures (of which $78,094 is to pay distribution arrearages on the subordinated units in OLP owned by Holdings).
          4. Pursuant to the Merger Agreement, Holdings will convey all of its remaining limited partner interest in OLP to MLP in exchange for (a) 20,277,665 Subordinated Units in MLP (representing a 48.0% interest), (b) 3,390,051 Common Units in MLP (representing a 8.0% interest) and (c) the right to receive $142,796,621 to reimburse Holdings for certain capital expenditures (of which $3,826,604 is to pay distribution arrearages on the subordinated units in OLP owned by Holdings).
          5. Pursuant to the Merger Agreement, the March 2006 Private Investors and the June 2006 Private Investors will convey all of their remaining limited partner interest in OLP to MLP in exchange for (a) 4,732,259 Common Units in MLP (representing a 11.2% interest) and (b) the right to receive $27,786,462 to reimburse the March 2006 Private Investors and the June 2006 Private Investors for certain capital expenditures.
          6. Pursuant to the Merger Agreement, Heathrow will merge with and into OLP, and OLP will be the surviving entity.
          7. The public, through the Underwriters, will contribute $237,500,000 in cash, less the Underwriters’ discount of $15,437,500, in exchange for 12,500,000 Common Units in MLP (representing a 29.6% interest).
          8. MLP will (a) pay transaction expenses associated with the transactions contemplated by this Agreement in the amount of approximately $3,000,000 (exclusive of the Underwriters’ discount), (b) distribute $3,556,375 to GP LP to reimburse GP LP for certain capital expenditures, (c) distribute $145,710,838 to Holdings to reimburse Holdings for certain capital expenditures, (d) distribute $27,786,462 to the March 2006 Private Investors and the June 2006 Private Investors to reimburse them for certain capital expenditures and (e) contribute $35,000,000 to OLP to replenish working capital (of which 2% of such contribution will be made to OLP on behalf of OLP GP).
          9. Holdings will pay to Natural Gas Partners $6,000,000 as consideration for the termination of an advisory services, reimbursement and indemnification agreement between Holdings and Natural Gas Partners.
          10. MLP will redeem from Holdings and retire the Holdings Initial MLP Interest in exchange for a payment in cash to Holdings of $980.00.
          11. If the Underwriters exercise their option to purchase up to an additional 1,875,000 Common Units (the “Option”), MLP shall use proceeds of that exercise, net of the applicable Underwriters’ discount, to redeem a number of Common Units owned by Holdings, the March 2006 Private Investors and the June 2006 Private Investors equal to the number of Common Units sold pursuant to the exercise of the Option, and to reimburse Holdings, the March 2006 Private Investors and the June 2006 Private Investors for certain capital expenditures.

          12. The agreements of limited partnership and the limited liability company agreements of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and as contained in this Agreement.
     NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:
ARTICLE 1
DEFINITIONS
          Section 1.1 The following capitalized terms shall have the meanings given below.
          (a) “Agreement” means this Contribution, Conveyance and Assumption Agreement.
          (b) “Assets” has the meaning assigned to such term in Section 4.1 of this Agreement.
          (c) “Common Unit” has the meaning assigned to such term in the Partnership Agreement.
          (d) “Effective Time” shall mean 8:00 a.m. New York, New York time on the date of the consummation of the Offering.
          (e) “IDRs” means “Incentive Distribution Rights” as such term is defined in the Partnership Agreement.
          (f) “Merger Agreement” means the Agreement and Plan of Merger of even date herewith, among MLP, OLP and Heathrow.
          (g) “MLP” has the meaning assigned to such term in the opening paragraph of this Agreement.
          (h) “Natural Gas Partners” means Natural Gas Partners VII, L.P. and Natural Gas Partners VIII, L.P. collectively.
          (i) “Offering” means the initial public offering by MLP of Common Units.
          (j) “Omnibus Agreement” means that certain Omnibus Agreement of even date herewith, among MLP, G&P, GP LP and Holdings.
          (k) “Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Eagle Rock Energy Partners, L.P. dated as of the Effective Date.
          (l) “Partnership Group” has the meaning assigned to such term in the Omnibus Agreement.

          (m) “Registration Statement” means the registration statement on Form S-1 (Registration No. 333-134750) filed by MLP relating to the Offering.
          (n) “Subordinated Unit” has the meaning assigned to such term in the Partnership Agreement.
          (o) “Underwriters” means UBS Securities LLC, Lehman Brothers Inc., Goldman, Sachs & Co., A.G. Edwards & Sons, Inc., Wachovia Capital Markets, LLC, Credit Suisse Securities (USA) LLC, Raymond James & Associates, Inc. and RBC Capital Markets Corporation.
          (p) “Underwriting Agreement” means the underwriting agreement dated October 24, 2006 among MLP, GP LP, G&P and Holdings and the Underwriters relating to the Offering.
ARTICLE 2
CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS
          Section 2.1 Contribution by Holdings of the Interest to GP LP. Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to GP LP, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Interest, as a capital contribution, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and GP LP hereby accepts the Interest as a contribution to the capital of GP LP (of which 0.001% of such conveyance is being made on behalf of G&P).
          Section 2.2 Contribution by GP LP of the Interest to MLP. GP LP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to MLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Interest, as a capital contribution, in exchange for (a) a continuation of its 2% general partner interest in MLP, (b) the issuance by MLP to GP LP of the IDRs, (c) the right to receive $3,556,375 to reimburse it for certain capital expenditures (of which $95,302 is to pay distribution arrearages on the general partner units in OLP owned by OLP GP), and (d) other good and valuable consideration, the sufficiency of which is hereby acknowledged, and MLP hereby accepts the Interest as a contribution to the capital of MLP.
          Section 2.3 Contribution by Holdings of Member Interest in OLP GP to MLP. Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to MLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to its member interest in OLP GP in exchange for (a) the issuance by MLP to Holdings of 413,830 Subordinated Units in MLP, representing 1.0% interest in MLP, (b) the issuance by MLP to Holdings of 69,185 Common Units in MLP, representing a 0.2% interest in MLP, (c) the right to receive $2,914,217 to reimburse Holdings for certain capital expenditures (of which $78,094 is to pay distribution arrearages on the subordinated units in OLP owned by Holdings) and (d) other good and valuable consideration, the sufficiency of which is hereby acknowledged, and MLP hereby accepts such member interest as a contribution to the capital of MLP and agrees to be bound by the terms of the Limited Liability Company Agreement of OLP GP as its sole member.

          Section 2.4 Contribution by Holdings of Limited Partner Interest in OLP to MLP. The Parties acknowledge that pursuant to the Merger Agreement, Holdings conveys and delivers to MLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to its limited partner interest in OLP in exchange for (a) the issuance by MLP to Holdings of 20,277,665 Subordinated Units in MLP, representing 48.0% interest in MLP, (b) the issuance by MLP to Holdings of 3,390,051 Common Units in MLP, representing an 8.0% interest in MLP, (c) the right to receive $142,796,621 to reimburse Holdings for certain capital expenditures (of which $3,826,604 is to pay distribution arrearages on the subordinated units in OLP owned by Holdings), and (d) other good and valuable consideration, the sufficiency of which is hereby acknowledged, and MLP hereby accepts such limited partner interest as a contribution to the capital of MLP, and, effective as of the completion of the conveyance to MLP of the limited partner interest in OLP pursuant to the Merger Agreement and Sections 2.4 and 2.5 of this Agreement, agrees to be bound by the terms of the Limited Partnership Agreement of OLP with respect to the limited partner interest in OLP so conveyed to MLP.
          Section 2.5 Contribution by the March 2006 Private Investors and the June 2006 Private Investors of Limited Partner Interest in OLP to MLP. The Parties acknowledge that pursuant to the Merger Agreement, each of the March 2006 Private Investors and the June 2006 Private Investors conveys and delivers to MLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to its limited partner interest in OLP in exchange for (a) the issuance by MLP to the March 2006 Private Investors and the June 2006 Private Investors of 4,732,259 Common Units in MLP, representing an 11.2% interest in MLP, (b) the right to receive $27,786,462 to reimburse the March 2006 Private Investors and the June 2006 Private Investors for certain capital expenditures, and (c) other good and valuable consideration, the sufficiency of which is hereby acknowledged, and MLP hereby accepts such limited partner interest as a contribution to the capital of MLP, and, effective as of the completion of the conveyance to MLP of the limited partner interest in OLP pursuant to the Merger Agreement and Sections 2.4 and 2.5 of this Agreement, agrees to be bound by the terms of the Limited Partnership Agreement of OLP with respect to the limited partner interest in OLP so conveyed to MLP.
          Section 2.6 Underwriters’ Cash Contribution. The Parties acknowledge that the Underwriters have, pursuant to the Underwriting Agreement, made a capital contribution to MLP of approximately $237,500,000 in cash ($222,062,500 net to MLP after the underwriting discount of $15,437,500) in exchange for the issuance by MLP to the Underwriters of 12,500,000 Common Units, representing a 29.6% interest in MLP.
          Section 2.7 Payment of Transaction Costs. The Parties acknowledge (a) the payment by MLP, in connection with the Closing, of transaction expenses in the amount of approximately $3,000,000 (exclusive of the Underwriters’ discount), (b) distribute $3,556,375 to GP LP to reimburse GP LP for certain capital expenditures, (c) distribute $145,710,838 to Holdings to reimburse Holdings for certain capital expenditures, (d) distribute $27,786,462 to the March 2006 Private Investors and the June 2006 Private Investors to reimburse them for certain capital expenditures and (e) contribute $35,000,000 to OLP to replenish working capital (of which 2% of such contribution will be made to OLP on behalf of OLP GP).

          Section 2.8 Payment of Fee to Natural Gas Partners. Holdings hereby agrees to pay Natural Gas Partners $6,000,000 as consideration for the termination of an advisory services, reimbursement and indemnification agreement between Holdings and Natural Gas Partners.
          Section 2.9 Redemption of Holdings Initial MLP Interest. MLP hereby agrees to redeem from Holdings and agrees to retire the Holdings Initial MLP Interest in exchange for a payment in cash to Holdings of $980.00.
ARTICLE 3
ADDITIONAL TRANSACTIONS
          Section 3.1 Purchase of Additional Common Units. If the Option is exercised in whole or in part, the Underwriters, will contribute additional cash to MLP in exchange for up to an additional 1,875,000 Common Units on the basis of the initial public offering price per Common Unit set forth in the Registration Statement, net of underwriting discounts and fees.
          Section 3.2 Redemption of Common Units. MLP hereby agrees to redeem a number of Common Units held by Holdings, the March 2006 Private Investors and the June 2006 Private Investors equal to the number of Common Units issued to the public, through the underwriters, upon exercise of the Option, if any, at a redemption price per Common Unit equal to the initial public offering price per Common Unit set forth in the Registration Statement, net of underwriting discounts and fees.
ARTICLE 4
TITLE MATTERS
          Section 4.1 Encumbrances.
          (a) Except to the extent provided in any other document executed in connection with this Agreement or the Offering, the contribution and conveyance (by operation of law or otherwise) of the various physical assets owned as reflected in this Agreement (collectively, the “Assets”) are made expressly subject to all recorded and unrecorded liens (other than consensual liens), encumbrances, agreements, defects, restrictions, adverse claims and all laws, rules, regulations, ordinances, judgments and orders of governmental authorities or tribunals having or asserting jurisdictions over the Assets and operations conducted thereon or in connection therewith, in each case to the extent the same are valid and enforceable and affect the Assets, including all matters that a current survey or visual inspection of the Assets would reflect.
          (b) To the extent that certain jurisdictions in which the Assets are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the provisions set forth in Section 4.1(a) immediately above shall also be applicable to the conveyances under such documents.

          Section 4.2 Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.
          (a) EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION THE OMNIBUS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THE ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE ASSETS, (B) THE INCOME TO BE DERIVED FROM THE ASSETS, (C) THE SUITABILITY OF THE ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE RESPECTIVE ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE RESPECTIVE ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE PARTIES. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, EACH OF THE PARTIES ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE ASSETS AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS, AND THE ASSETS ARE CONTRIBUTED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION SHALL SURVIVE SUCH CONTRIBUTION AND CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR

WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT.
          (b) The contributions of the Assets made under this Agreement are made with full rights of substitution and subrogation of the respective parties receiving such contributions, and all persons claiming by, through and under such parties, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the parties contributing the Assets, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Assets.
          (c) Each of the Parties agrees that the disclaimers contained in this Section 4.2 are “conspicuous” disclaimers. Any covenants implied by statute or law by the use of the words “grant,” “convey,” “bargain,” “sell,” “assign,” “transfer,” “deliver,” or “set over” or any of them or any other words used in this Agreement or any exhibits hereto are hereby expressly disclaimed, waived or negated.
          (d) Each of the Parties hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.
ARTICLE 5
FURTHER ASSURANCES
          Section 5.1 Further Assurances. From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.
          Section 5.2 Other Assurances. From time to time after the Effective Time, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. Without limiting the generality of the foregoing, the Parties acknowledge that the parties have used their good faith efforts to attempt to identify all of the assets being contributed to MLP or its subsidiaries as required in connection with the Offering. However, due to the age of some of those assets and the difficulties in locating appropriate data with respect to some of the assets it is possible that assets intended to be contributed to MLP or its subsidiaries were not identified and therefore are not included in the assets contributed to MLP or its subsidiaries. It is the express intent of the Parties that MLP or its subsidiaries own all assets necessary to operate the assets that are identified in this Agreement and in the Registration Statement. To the extent any assets were not identified but are necessary to the operation of assets that were identified, then the intent of the Parties is that all such unidentified assets are intended to be conveyed to the appropriate members of the Partnership Group. To the extent such assets are identified at a later date, the Parties shall take the appropriate actions required in order to convey all such assets to the appropriate members of the Partnership Group. Likewise, to the extent that assets are identified at a later date that were not intended by the parties to be conveyed as reflected in the Registration Statement, the Parties shall take the appropriate actions required in order to convey all such assets to the appropriate party.
ARTICLE 6
EFFECTIVE TIME
     Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article 2 or Article 3 of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article 2 and Article 3 of this Agreement shall be effective and operative in accordance with Article 7, without further action by any party hereto.
ARTICLE 7
MISCELLANEOUS
          Section 7.1 Order of Completion of Transactions. The transactions provided for in Article 2 and Article 3 of this Agreement shall be completed immediately following the Effective Time in the following order: first, the transactions provided for in Article 2 shall be completed in the order set forth therein; and second, following the completion of the transactions as provided in Article 2, the transactions, if they occur, provided for in Article 3 shall be completed.
          Section 7.2 Costs. Except for the transaction costs set forth in Section 2.7, the OLP shall pay all expenses, fees and costs, including but not limited to, all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith. In addition, the OLP shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Section 5.1 or Section 5.2.
          Section 7.3 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.
          Section 7.4 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
          Section 7.5 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.
          Section 7.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.
          Section 7.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof.
          Section 7.8 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.
          Section 7.9 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an Amendment to this Agreement.
          Section 7.10 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This document and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.
          Section 7.11 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P., its general partner

	By:	Eagle Rock Energy G&P, LLC, its general partner

		By:	/s/ ALEX A. BUCHER

			Name:	Alex A. Bucher
			Title:	President and Chief Executive Officer

EAGLE ROCK ENERGY GP, L.P.

By:	Eagle Rock Energy G&P, LLC, its general partner

	By:	/s/ ALEX A. BUCHER

		Name:	Alex A. Bucher
		Title:	President and Chief Executive Officer

EAGLE ROCK ENERGY G&P, LLC

By:	/s/ ALEX A. BUCHER

	Name:	Alex A. Bucher
	Title:	President and Chief Executive Officer

EAGLE ROCK PIPELINE, L.P.

By:	Eagle Rock Pipeline GP, LLC, its general partner

	By:	/s/ ALEX A. BUCHER

		Name:	Alex A. Bucher
		Title:	President and Chief Executive Officer
Signature Page To
Contribution, Conveyance And Assumption Agreement

EAGLE ROCK PIPELINE GP, LLC

By:	/s/ ALEX A. BUCHER

	Name:	Alex A. Bucher
	Title:	President and Chief Executive Officer

EAGLE ROCK HOLDINGS, L.P.

By:	Eagle Rock GP, L.L.C., its general partner

	By:	/s/ ALEX A. BUCHER

		Name:	Alex A. Bucher
		Title:	President and Chief Executive Officer
Signature Page To
Contribution, Conveyance And Assumption Agreement